Exhibit 99.1

Province of Manitoba

Underwriting Agreement

April 27, 2017

HSBC Bank plc

National Bank of Canada Financial Inc.

RBC Capital Markets, LLC

Scotia Capital (USA) Inc.

As Representatives of the several Underwriters

named in Schedule II hereto

c/o RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

Three World Financial Center

New York, New York 10281

United States of America

Ladies and Gentlemen:

Province of Manitoba (the “Province”) proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule I hereto (the “Securities”), consisting of debt securities to be issued under a Fiscal Agency Agreement, to be dated as of May 4, 2017 (the “Fiscal Agency Agreement”), between the Province and HSBC Bank USA, National Association (the “Fiscal Agent”), in the respective forms filed or to be filed as exhibits to the Registration Statement (as hereinafter defined). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives” as used herein shall each be deemed to refer to such firm or firms. The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters.

1.          Representations and Warranties. The Province represents and warrants to, and agrees with, each Underwriter that:

(a)        The Province has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-215003) relating in part to U.S.$3,000,000,000 aggregate principal amount of debt securities. The registration statement has become effective under the Securities Act of 1933, as amended (the “Act”). The Securities are registered under such registration statement. Such registration statement, as amended at the date of this letter, meets the requirements set forth in Commission Release No. 33-6424 (the “Release”) and Schedule B under the Act. The Province proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof and has previously advised you of all further information (financial, statistical and other), if any, with respect to the Province to be set forth therein. Such registration statement described in the first sentence of this Section 1(a), including the exhibits thereto and all documents incorporated by reference in the prospectus contained therein, if any, at the time that they became effective, and any post-effective amendments thereto at the time they became effective, are hereinafter collectively called the “Registration Statement”. The prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus”. The documents specified as such in Schedule I hereto, taken together and including all material incorporated by reference therein, are hereinafter collectively called the “Pricing Disclosure Package”. The Basic Prospectus as supplemented to reflect the final terms of the Securities and of their offering, in the form in which it shall be filed with the Commission pursuant to Rule 424(b), is hereinafter called the “Prospectus”. Any reference to any amendment or supplement to the Prospectus or the Basic Prospectus shall be deemed to refer to and include any annual reports on Form 18-K and any amendments thereto on Form 18-K/A (including all exhibits thereto) (collectively, a “Form 18-K”) filed after the date of the Prospectus or the Basic Prospectus, as the case may be, under the United States Securities Exchange Act of 1934 (the “Exchange Act”) and incorporated by reference in the Prospectus or the Basic Prospectus, as the case may be. Any preliminary form of the Prospectus which has heretofore been filed pursuant to Rule 424(b) is hereinafter called a “Preliminary Prospectus.”

(b)        Any Preliminary Prospectus relating to the Securities, at the time of filing thereof, complied in all material respects with the applicable requirements of the Act and the rules and regulations thereunder, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package, as of the Applicable Time specified in Schedule I hereto, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading; and each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), listed in Schedule I hereto does not conflict with the information contained in the

Registration Statement, the Pricing Disclosure Package or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from any Preliminary Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of any Preliminary Prospectus, the Pricing Disclosure Package or Issuer Free Writing Prospectus, as the case may be.

(c)        With respect to the Registration Statement and any amendment thereof at the time that the Registration Statement and any amendment thereof became or becomes effective and as of the date hereof and at the Closing Date (as defined below), and, with respect to the Prospectus and any amendment or supplement thereto, as of the date of the Prospectus and any amendment or supplement thereto, and as of the date hereof and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, does or will comply in all material respects with the applicable requirements of the Act and the rules and regulations thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Prospectus, as amended or supplemented as of any such time, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Province makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Province by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Prospectus, as the case may be.

(d)        The documents, if any, incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)        The making of an application to the Luxembourg Stock Exchange for the Securities to be admitted to the official list of the Luxembourg Stock Exchange and for such Securities to be admitted to trading on the Euro ETF Market of the Luxembourg Stock Exchange, which is not a “regulated market” for purposes of the Markets in Financial Instruments Directive (2004/39/EC) (references in this agreement to the Securities being “listed” shall mean that the Securities have been admitted to the Official List of the Luxembourg Stock Exchange and admitted to trading on the Euro MTF Market, and all references in this agreement to “listed”, “listing”, “list” or any other variation thereof shall mean the same) has been authorized by the Province.

2.          Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Province agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Province, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.          Delivery and Payment.  Delivery of and payment for the Securities shall be made at the offices, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Province or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters through the facilities of The Depository Trust Company against payment by the several Underwriters through the Representatives of the purchase price thereof in immediately available (same-day) funds.

4.          Agreements.  The Province agrees with the several Underwriters that:

(a)        The Province will prepare the Prospectus in the form approved by you and will file such Prospectus pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and will make no further amendment or any supplement to the Registration Statement or Prospectus which has not been approved by you. The Province will prepare a final term sheet, containing solely a description of the Securities, in a form approved by the Representatives and file such term sheet pursuant to Rule 433(d) under the Act within the time required to be filed by such rule; and will promptly file all other material required to be filed by the Province with the Commission pursuant to Rule 433(d) under the Act. The Province will promptly advise the Representatives, after it receives notice thereof, of the time (i) when the Prospectus and such final term sheet shall have been so filed, (ii) when any amendment to the Registration Statement shall have become effective (other than any amendment to the Registration Statement occurring after completion of the offering that relates to any offering of securities other than the Securities), (iii) of any request by the Commission for any amendment to the Registration Statement, or any amendment or any supplement to the Prospectus, or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Province of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Province will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)        Within the period during which a prospectus relating to the Securities is required to be delivered under the Act, the Province will comply with all requirements applicable to the Province under the Act, as now and hereafter amended, and by the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and by the Prospectus. If, at any time during such period, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or rules thereunder, the Province promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement (including, if appropriate, a Form 18-K or an amendment thereto) which will correct such statement or omission or an amendment which will effect such compliance.

(c)        The Province will make generally available to its security holders in the United States and to the Representatives, as soon as practicable after the close of its fiscal year, a statement in reasonable detail of the revenues and expenditures of the Province covering the first full fiscal year of the Province commencing after the date hereof, which will satisfy the provisions of Section 11(a) of the Act and the applicable rules and regulations thereunder.

(d)        The Province will furnish to counsel for the Underwriters, on behalf of the Representatives, without charge, copies of the Registration Statement (including one signed copy with all exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date; and, prior to 5:00 p.m., New York City time, on the New York business day next succeeding the date of this letter (as accepted and confirmed on behalf of the several Underwriters, hereinafter, this “Agreement”), furnish the Representatives with copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request; and, so long as delivery of a prospectus by an underwriter or dealer (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) may be required by the Act, as many copies of any Preliminary Prospectus and the Prospectus and any amendments thereof and supplements thereto (including any Form 18-K and any amendment thereto), as the Representatives may reasonably request.

(e)        The Province will furnish such information, execute such instruments and take such actions as may be required to qualify the Securities for offering and sale under the applicable securities or other laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities.

(f)        So long as any of the Securities are outstanding, the Province will furnish to the Representatives, upon request, copies of all reports and financial statements filed with the Commission or any national securities exchange in the United States.

(g)        Until the Closing Date, the Province will not, without the prior consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any of its U.S. dollar-denominated debt securities issued or guaranteed by the Province that mature more than one year after their respective dates of issue.

(h)        Other than the final term sheet prepared and filed pursuant to Section 4(a) hereof, without the prior consent of the Representatives, the Province has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and any such free writing prospectus the use of which has been consented to by the Province and the Representatives (including the final term sheet prepared and filed pursuant to Section (4)(a) hereof) is listed in Schedule I hereto.

(i)        The Province has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending required thereby.

(j)        The Province agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Province will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(k)        The Province will pay (i) all expenses in connection with the preparation, filing and printing of the Registration Statement, any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus (including all amendments and supplements thereto) and the printing of this Agreement and any related Agreement Among Underwriters, (ii) the filing fees and other expenses (including fees and disbursements of counsel) of qualifying the Securities for sale and determining their eligibility for investment under the laws of such jurisdictions as the Representatives designate and of printing memoranda relating thereto, (iii) if applicable, all fees and expenses in relation to the listing of the Securities on the Euro MTF Market of the Luxembourg Stock Exchange and the maintenance of such listing; (iv) fees charged by investment rating agencies for the rating of the Securities, (v) all expenses in connection with the distribution of the Prospectus, any Preliminary Prospectus, and any Issuer Free Writing Prospectus to Underwriters and with the preparation, issuance and delivery of the Securities, (vi) an amount up to US$125,000 to be applied in reimbursement of the reasonable out-of-pocket expenses and costs of the Underwriters (including any value added or equivalent tax on such expenses and costs) directly attributable to the offering and sale of the Securities, (vii) all expenses incident to the performance of its obligations under this Agreement and (viii) fees charged by the Fiscal Agent in connection with the Fiscal Agency Agreement. In respect of clause (vi) above, the Representatives shall deduct the amount of US$125,000 from the purchase price for the Securities, shall supply the Province with an itemized account for such expenses within 90 days of the Closing Date and shall repay the Province within 90 days of the Closing Date any shortfall between the expenses so itemized and US$125,000.

(l)        The Province will use all reasonable efforts to have the Securities listed on the Euro MTF Market of the Luxembourg Stock Exchange upon or following settlement, to furnish to the Luxembourg Stock Exchange all documents, information and undertakings and publish all advertisements or other material that may be necessary in order to effect such listing, and to cause such listing to be continued for so long as any of the Securities remains outstanding; provided that if, in the opinion of the Province, the continuation of such listing shall become unduly onerous, then the Province may delist the Securities from the Euro ETF Market of the Luxembourg Stock Exchange, in which event the Province will use its best efforts to obtain the listing of the Securities on another recognized stock exchange reasonably acceptable to the Representatives.

(m)      The Province will ensure that the Prospectus contains all information required by the rules of the Luxembourg Stock Exchange and is approved as a “prospectus” in accordance with Part IV of the Luxembourg law dated July 10, 2005 on prospectuses for securities, as amended, and the rules of the Luxembourg Stock Exchange, and is published on the website of the Luxembourg Stock Exchange in accordance with the rules of the Luxembourg Stock Exchange.

(n)        Once the Securities are listed on the Euro MTF Market of the Luxembourg Stock Exchange, the Province will comply at all times with the rules of the Luxembourg Stock Exchange.

(o)        If at any time after the Prospectus is approved by the Luxembourg Stock Exchange and before the actual listing is effective, there arises a change in the condition of the Province which is material in the context of the issue of Securities, the Province shall give to the Representatives on behalf of the Underwriters full information about the change or matter and shall promptly prepare a supplementary Prospectus as may be required and approved by the Luxembourg Stock Exchange (after the Representatives have had a reasonable opportunity to comment thereon) and shall otherwise comply with the rules of the Luxembourg Stock Exchange in that regard.

(p)        The Province shall supply to the relevant Underwriters such number of copies of any supplementary Prospectus as such Underwriters may reasonably request.

(q)        The Province will authorize RBC Capital Markets, LLC (the “Stabilizing Manager”) to make the announcement required by Articles 8(4), 9(1) and 9(3) of the Commission Regulation (EC) No. 2273/2003 of 22 December 2003 implementing Directive 2003/6/EC, provided that if the Province wishes to issue a public announcement in respect of the Securities for other purposes, it shall consult with the Stabilizing Manager to determine if any such stabilization announcement can be incorporated therein and, in any case, it shall not issue anything which is inconsistent with the stabilization announcements made by the Stabilizing Manager.

5.          Covenants of the Underwriters.

(a)        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it has not made and will not make an offer of Securities to the public in that Relevant Member State other than:

(A)      to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(B)      to fewer than 150 natural persons or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of RBC Capital Markets, LLC for any such offer; or

(C)      in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall require the Province or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this subsection (a), the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. For the purposes of this subsection (a), the expression “Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU and includes any relevant implementing measure in the Relevant Member State.

(b)        Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area.

For the purposes of this subsection (b), the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive). For the purposes of this subsection (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities.

(c)        Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that,

(i)        it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Province; and

(ii)       it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)        Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, acknowledges that the Securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”). Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it will not offer or sell any of the Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Control Law (Law No. 228 of 1949, as amended)), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and all other applicable laws, regulations and ministerial guidelines of Japan promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.

(e)        Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Ordinance; and it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

  (f)        The offering of the Securities has not been registered with CONSOB (the Italian Securities Exchange Commission) pursuant to Italian securities legislation and, accordingly, no Securities may be offered, sold or delivered, nor may copies of the prospectus supplement, the accompanying prospectus or of any other document relating to the Securities be distributed in the Republic of Italy, except:

(i)        to Qualified Investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“CONSOB Regulation No. 11971”); or

(ii)       in other circumstances which are exempted from rules on public offerings pursuant to Article 100 of the Financial Services Act and CONSOB Regulation No. 11971.

  Any offer, sale or delivery of the Securities or distribution of copies of the prospectus supplement, the accompanying prospectus or any other document relating to the Securities in the Republic of Italy under (i) or (ii) above must be:

(A)      made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended (the “Banking Act”), the Financial Services Act and CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and any other applicable laws and regulations; and

(B)      in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(C)      in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

In accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the Securities on the secondary market in the Republic of Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and CONSOB Regulation No. 11971. Failure to comply with such rules may result in the sale of such Securities being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

(g)         Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, and the Province severally represents and agrees that it has not offered or sold and will not offer or sell, directly or indirectly, Securities to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus supplement, the accompanying prospectus or any other offering material relating to the Securities, and that such offers, sales and distributions have been and will be made in France only to qualified investors (investisseurs qualifiés) other than individuals, all as defined in, and in accordance with, articles L.411-1, L.411-2 and D.411-1, L. 533-16 and L. 533-20 of the French Code monétaire et financier. The prospectus supplement and the accompanying prospectus prepared in connection with the Securities have not been submitted to the clearance procedures of the Autorité des marchés financiers.

(h)         Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally acknowledges and agrees that the Prospectus has not been registered as a Prospectus with the Monetary Authority of Singapore. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally acknowledges and represents that it has not offered or sold any Securities or caused such Securities to be made the subject of an invitation for subscription or purchase and will not offer or sell such Securities or cause such Securities to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such Securities, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in

Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(i)        Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally acknowledges and agrees that the Prospectus, as well as any other material relating to the Securities which are the subject of the offering contemplated by the Prospectus, do not constitute an issue prospectus pursuant to Articles 652a and/or 1156 of the Swiss Code of Obligations. The Securities will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Securities, including, but not limited to, the Prospectus, do not claim to comply with the disclosure standards of the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The Securities are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Securities with the intention to distribute them to the public. The investors will be individually approached by the Underwriters from time to time. The Prospectus as well as any other material relating to the Securities is personal and confidential and does not constitute an offer to any other person. The Prospectus may only be used by those investors to whom it has been handed out in connection with the offering described therein and may neither directly nor indirectly be distributed or made available to other persons without the express consent of the Issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

(j)        Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally acknowledges and agrees that no prospectus or other disclosure document (as defined in the Corporations Act 2001 of the Commonwealth of Australia, or the Corporations Act) in relation to the Securities has been, or will be, lodged with the Australian Securities and Investments Commission, or ASIC. No offer has been (directly or indirectly) made or invited, and will not be made or invited of the Securities for issue, purchase or sale in Australia (including an offer or invitation which is received by a person in Australia), and:

(i)        no prospectus, offering circular or any other offering material or advertisement relating to the Securities has been distributed or will be published in Australia; and

(ii)       no offer for the Securities for issue or sale has been made or invited and will not be made or invited in Australia (including an offer or invitation which is received by a person in Australia), unless (a) the aggregate consideration payable by each offeree or invitee in Australia (including any person who receives an offer or invitation or offering materials in Australia) is at least A$500,000 (or its equivalent in other currencies, in either case, disregarding moneys lent by the offeror or its associates), or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or Chapter 7 of the Corporations Act, (b) such action complies with all applicable laws, regulations and directives in Australia (including without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act), (c) such action does not require any document to be lodged with ASIC, and (d) the offer or invitation is not made to a person who is a “retail client” within the meaning of section 761G of the Corporations Act.

(k)        Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it has not made and will not make an offer of Securities to the public in The Netherlands other than to any legal entity which is a qualified investor (as defined in the Prospectus Directive as defined Section 5(a)), unless such offer is made in accordance with the Dutch Financial Supervision Act (Wet op het financieel toezicht).

(l)         Sale and Distribution.   In addition to the provisions of Sections 5 (a) through (k) above, each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Prospectus, any preliminary prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, after reasonable inquiry, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Province except as contained in this Agreement. In addition, the Representatives agree with the Province to cause each selling group member to agree to comply with the restrictions on offers and sales of the Securities set forth in this Section 5.

(m)       Without prejudice to the provisions of Sections 5(a) through (k) and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate, the Province shall not have any responsibility for, and each Underwriter severally agrees with the Province that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

(n)        Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with the Province that, without the prior consent of the Province and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405 under the Act required to be filed with the Commission.

6.          Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Province contained herein, both (i) on, and as though made on, the date hereof and (ii) on, and as though made on, the Closing Date, to the accuracy of the statements of the Province made in any certificates pursuant to the provisions hereof, to the performance by the Province of its obligations hereunder performable prior to the Closing Date and to the following additional conditions:

(a)        No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any part thereof, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; any request of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives; the Prospectus shall have been filed pursuant to the applicable provision of Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) of this Agreement; and the term sheet contemplated by Section 4(a) of this Agreement shall have been timely filed with the Commission pursuant to Rule 433(d) under the Act.

(b)        The Representatives shall have received an opinion, dated the Closing Date, of the Minister of Justice and Attorney General, the Deputy Attorney General, the Assistant Deputy Attorney General, the Director of Civil Legal Services, the Assistant Director of Civil Legal Services or a Crown Counsel of the Province, counsel for the Province, to the effect that:

(i)        The Securities have been duly authorized, executed, issued and delivered in accordance with the laws of the Province, the Order or Orders of the Lieutenant Governor in Council of the Province applicable thereto and any laws of Canada applicable thereto and constitute valid and legally binding, direct and unconditional general obligations of the Province in accordance with their terms;

(ii)       The Securities rank pari passu with all other debentures, bonds and notes constituting general obligations of the Province outstanding on the Closing Date;

(iii)     All necessary action has been duly taken by or on behalf of the Province, and all necessary authorizations and approvals under the laws of the Province and under the laws of Canada have been duly obtained (or no such authorizations or approvals under the laws of Canada are necessary), for the authorization, execution and delivery by the Province of this Agreement;

(iv)     This Agreement and the Fiscal Agency Agreement have been duly authorized, executed and delivered by the Province in accordance with the laws of the Province, the Order or Orders of the Lieutenant Governor in Council of the Province applicable thereto and any laws of Canada applicable thereto (or there are no laws of Canada applicable thereto);

(v)      There are no withholding or other income taxes or capital gains taxes payable under the laws of Canada or of the Province in respect of the Securities or the premium thereon, if any, or the interest thereon by an owner who is not, and is not deemed to be, a resident of Canada and who does not use or hold, and who is not deemed to use or hold, the Securities in carrying on business in Canada, and no estate taxes or succession duties are presently imposed by Canada or the Province;

(vi)     Such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, as of their respective dates and as of the Closing Date, or the Pricing Disclosure Package, as of the Applicable Time, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the opinion with respect to Canadian taxes under the caption “Description of Securities” in the Prospectus is accurately described therein; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required;

(vii)     The execution and delivery by the Province of this Agreement and the Fiscal Agency Agreement, the creation, offering, issue and sale of the Securities and the performance by the Province of its obligations under this Agreement and the Fiscal Agency Agreement will not violate, conflict with or result in a breach of any indenture, agreement or other instrument to which the Province is a party or by which the Province is bound; and

(viii)    No litigation or proceedings of any nature are now pending or threatened attacking or in any way attempting to restrain or enjoin the issue and delivery of the Securities or in any manner questioning the authority and proceedings under which the Securities are issued, or affecting the validity thereof, or contesting the title or official capacity of any of the persons authorized by the applicable Order of the Lieutenant Governor in Council to sign the Securities, or the authority of any of the persons authorized by said Order in Council to countersign the Securities under the designation “Authorized Signing Officer”, and no authority or proceedings for the issuance of the Securities have been modified, repealed, revoked or rescinded in whole or in part.

In rendering such opinion, such counsel may rely upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and need not express any opinion as to the financial statements or other financial data contained in the Registration Statement and the Prospectus.

(c)        The Representatives shall have received from Thompson Dorfman Sweatman LLP, Canadian counsel to the Underwriters, given in respect of the laws of the Province and Canada, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Representatives may require, and the Province shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, such counsel may rely upon the opinion of Sullivan & Cromwell LLP as to matters of United States law and procedure and need not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(d)        The Representatives shall have received from Sullivan & Cromwell LLP, United States counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Registration Statement, the Pricing Disclosure Package, the Prospectus and other related matters as the Representatives may require, and the Province shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion or opinions, such counsel may rely upon the opinions of counsel named in paragraphs (b) and (c) of this Section 6 as to matters of Canadian and Manitoba law and procedure, and need not express any opinion or belief as to the financial statements or other financial or statistical data contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(e)        Subsequent to the execution and delivery of this Agreement and on or prior to the Closing Date, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the condition (financial or other) of the Province which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities; or (ii) any downgrading in the rating of the Province’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act).

(f)        The Representatives shall have received a certificate, dated the Closing Date, of the Minister of Finance or the Deputy Minister of Finance, the Assistant Deputy Minister of Finance — Treasury Division or Director of Capital Markets, of the Province in which such official, to the best of such person’s knowledge after reasonable investigation, shall state that the representations and warranties of the Province in this Agreement are true and correct, the Province has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(g)        The purchase and sale of the Securities in accordance with the provisions hereof shall not be prohibited by any statute, order, rule or regulation promulgated by any legislative, executive or regulatory body or authority of Canada, the United States of America, the Province or the State of New York.

(h)        The Province shall have furnished to the Representatives or their counsel such further certificates and documents as the Representatives or such counsel request.

All such opinions, certificates and documents will be in compliance with the provisions hereof only if they are satisfactory to the Underwriters or the Representatives and to Sullivan & Cromwell LLP, counsel to the Underwriters. The Province will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

7.         Indemnification and Contribution.

(a)        The Province will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Province will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Province by any Underwriter through the Representatives, if any, specifically for use therein.

(b)        Each Underwriter will indemnify and hold harmless the Province against any losses, claims, damages or liabilities to which the Province may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Province by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Province in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; it being understood that the only such information furnished by any Underwriter consists of the information described in a letter from the Underwriters to the Province dated as of the Closing Date identifying such information.

(c)        Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

(d)        If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Province on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Province on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Province on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Province bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Province or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d)

to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)        The obligations of the Province under this Section 7 shall be in addition to any liability which the Province may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have.

8.         Default by an Underwriter. If any Underwriter or Underwriters default in their obligations to purchase any Securities under this Agreement and the aggregate principal amount of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the principal amount of the Securities, the Representatives may make arrangements satisfactory to the Province for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Province for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Province, except as provided in Section 11. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.         Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives or the Province, by notice given to the Province or the Representatives, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Representatives or the Province, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Representatives or the Province, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus. Notwithstanding any such termination, the provisions of Sections 7, 11 and 14 hereof shall remain in effect.

10.        Stabilization and Over-allotment. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of the Province, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that the Province has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that the Province has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to the FSMA and Regulation M promulgated by the Commission (if applicable). RBC Capital Markets, LLC will be Stabilizing Manager on ICMA (International Capital Market Association) terms.

11.        Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Province or its representatives and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Province or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or Section 9 or if for any reason the purchase of the Securities by the Underwriters under this Agreement is not consummated, the Province shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Province and the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Underwriting Agreement pursuant to Section 8 or Section 9, the Province will reimburse the Underwriters upon demand for all out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the offering of the Securities, the Underwriters agreeing to pay such fees and disbursements of counsel for the Underwriters in any other event.

12.        Notices. Except as otherwise expressly provided in this Agreement, all communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or sent by facsimile, at the address specified in Schedule I hereto; or, if sent to the Province, will be mailed, delivered or sent by facsimile to the Minister of Finance or the Deputy Minister of Finance of the Province, Legislative Building, Winnipeg, Manitoba R3C 0V8, Canada.

13.        Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Sections 7 and 11 hereof, and no other person will have any right or obligation hereunder. No purchaser of any Security from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase. This Agreement may not be assigned by any party hereto without the prior written consent of each of the other parties hereto. Any purported assignment of this Agreement in contravention of this Section 13 shall be null and void.

14.        Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

15.        Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this offering of Securities, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

16.        No Fiduciary Relationship. The Province acknowledges and agrees that: (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Province, on the one hand, and the Underwriters, on the other hand; (b) in connection with the offerings contemplated hereby and the process leading to such transaction the Underwriters are and have been acting as a principal and are not the agent (except to the extent expressly set forth herein) or fiduciary of the Province, or its respective creditors, employees or any other party; and (c) the Underwriters have not provided any legal, accounting or tax advice with respect to the offering contemplated hereby and the Province has consulted its own respective legal, accounting and tax advisors to the extent it deemed appropriate.

17.        Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding among the parties, each counterparty to a BRRD Party acknowledges and accepts that a BRD Liability arising under this Agreement may be subject to the exercise of Bail-In Powers by the Relevant Resolution Authority, and acknowledges and agrees to be bound by:

(a)        The effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the BRRD Party to it under this Agreement that (without limitation) may include and result in any of the following, or some combination thereof:

(i)        the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)       the conversion of all, or a portion of the BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on it of such shares, securities or obligations;

(iii)      the cancellation of the BRRD Liability; or

(iv)      the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)        The variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)        Definitions

(i)        “Bail-in Legislation” means in relation to any EEA Member State which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

(ii)       “Bail-in Powers” means any Write-down and Conversion Powers, as defined in the EU Bail-in Legislation Schedule in relation to the applicable Bail-in Legislation;

(iii)      “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

(iv)      “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-In Legislation may be exercised;

(v)       “BRRD Party” means an institution or entity referred to in point (b), (c) or (d) of Article 1(1) of BRRD;

(vi)      “EEA” means the European Economic Area, which comprises the Member States of the European Union together with Iceland, Norway and Liechtenstein (each an “EEA Member State”);

(vii)      “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?=499; and

(viii)    “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a BRRD Party.

18.        Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your confirmation and acceptance hereof shall represent a binding agreement among the Province and the several Underwriters.

Very truly yours,

PROVINCE OF MANITOBA

By:	/s/ Don Delisle
Name: Don Delisle
Title: Director of Capital Markets

[Signature Page to Underwriting Agreement]

The foregoing letter is hereby confirmed and accepted as of the date of such letter specified above.

HSBC BANK PLC
NATIONAL BANK OF CANADA FINANCIAL INC.
RBC CAPITAL MARKETS, LLC
SCOTIA CAPITAL (USA) INC.
As Representatives of the several Underwriters named in Schedule II hereto

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

SCHEDULE I

Underwriting Agreement dated:	April 27, 2017

Fiscal Agency Agreement:	Fiscal Agency Agreement, to be dated as of May 4, 2017, between the Province and HSBC Bank USA, National Association, as Registrar, Fiscal Agent, Transfer Agent and Principal Paying Agent

Representatives and addresses:	HSBC Bank plc 8 Canada Square London E14 5HQ United Kingdom

National Bank of Canada Financial Inc. 65 East 55th Street, 31st Floor New York, New York 10022 United States of America

RBC Capital Markets, LLC 200 Vesey Street, 8th Floor Three World Financial Center New York, New York 10281 United States of America

Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York, 10281 United States of America

Title and description of Securities:

Title:	2.125% United States Dollar Global Debentures Series GT due May 4, 2022

Aggregate principal amount:	$1,000,000,000

Issue date:	May 4, 2017

Maturity date:	May 4, 2022

Interest rate:	2.125%

Interest accrued from:	May 4, 2017

Interest payment dates:	May 4th and November 4th of each year, commencing on November 4, 2017

Currency of denomination:	U.S. Dollars

Currency of payment:	U.S. Dollars

Form(s) and denomination(s):	Registered form only, U.S.$1,000 and multiples of U.S.$1,000 in excess thereof (initially, all securities to be delivered and held in global form through the facilities of The Depository Trust Company)

Sinking fund provisions:	None

Redemption provisions:	The Securities are not redeemable prior to maturity.

Warrant provisions:	None

Other provisions:	None

Ratings of the Global Debentures:	AA- (stable) (Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (Canada) Corporation) / Aa2 (stable) (Moody’s Canada, Inc.)

Price to public:	99.698%

Purchase price to Underwriters:	99.523%

Underwriting commissions:	0.175%

Funds:	Federal funds

Manner of payment:	Wire transfer to an account designated by the Province to be determined

Closing Date, time and location:	May 4, 2017, at 10 a.m. at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004

Securities exchange(s):	Admission to the Luxembourg Stock Exchange’s Official List and to trading on the Luxembourg Stock Exchange’s Euro MTF Market may be completed upon or following settlement on a reasonable efforts basis.

Applicable Time:	1:57 p.m. on April 27, 2017

Pricing Disclosure Package:	Prospectus, dated December 9, 2016; Preliminary Prospectus Supplement, dated April 27, 2017; Final Term Sheet, dated April 27, 2017

Free Writing Prospectuses consented to per Section 4(h):	Final Term Sheet, dated April 27, 2017

SCHEDULE II

2.125% United States Dollar Global Debentures Series GT due May 4, 2022

Underwriters	Principal Amount of Securities

HSBC Bank plc	U.S.$ 200,000,000

National Bank of Canada Financial Inc.	200,000,000

RBC Capital Markets, LLC	200,000,000

Scotia Capital (USA) Inc.	200,000,000

BMO Capital Markets Corp.	50,000,000

CIBC World Markets Corp.	50,000,000

TD Securities (USA) LLC	50,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000

Canaccord Genuity Corp.	10,000,000

Casgrain & Company Limited	10,000,000

Total	U.S.$ 1,000,000,000

II-1